      As filed with the Securities and Exchange Commission on September 24, 2001
                                                       Registration No.333-54994
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                 POST EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                              DIGITAL IMPACT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                  -------------

          DELAWARE                                               94-3286913
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              DIGITAL IMPACT, INC.
                            177 BOVET ROAD, SUITE 200
                           SAN MATEO, CALIFORNIA 94402
                                 (650) 356-3400
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  -------------
                                  WILLIAM PARK
                           CHIEF EXECUTIVE OFFICER AND
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                              DIGITAL IMPACT, INC.
                            177 BOVET ROAD, SUITE 200
                           SAN MATEO, CALIFORNIA 94402
                                 (650) 356-3400
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                  -------------
                                   Copies to:
                                 SELIM DAY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                   ONE MARKET STREET, SPEAR TOWER, SUITE 3300
                             SAN FRANCISCO, CA 94105
                                 (415) 947-2000
                                  -------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  -------------

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     This Post Effective Amendment No. 1 is being filed to amend the Registration Statement on Form S-3 filed by Digital Impact, Inc. with the
Securities and Exchange Commission on February 5, 2001 and amended on February 16, 2001 (File No. 333-54994) and declared effective by the Commission on February 20, 2001. The Registration Statement registered a total of 968,078 shares of common stock of Digital Impact for resale by certain of Digital Impact's stockholders.

     The offering under the Registration Statement has terminated. Consequently, this Post Effective Amendment No. 1 is being filed pursuant to Digital Impact's undertaking in the Registration Statement "[t]o remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering."

     A total of 333,647 shares of common stock that were covered by the Registration Statement and that were held by the following persons were not resold prior to the termination of the offering. Those 333,647 shares of common stock are hereby removed from registration under the Registration Statement.

                                                       NUMBER OF SHARES REMOVED
             NAME OF HOLDER                                FROM REGISTRATION
             --------------                                ----- -----------
Andrianopolous, Alex                                                487
Big Valley Ventures                                               4,300
Brentwood Affiliates Fund II, LLP                                     0
Brentwood Assocs. VIII, LLP                                           0
CGC Investors, LP                                                   145
Charter Growth Capital Co-Investment Fund, LP                       435
Charter Growth Capital, LP                                        2,318
Cheong, Swee                                                        253
Chow, Fred                                                        3,731
Clancy, Tom                                                       2,009
Coan, Chris                                                         312
Dobbins, Paul                                                       193
Enterprise Partners III, Assocs., LLP                                 0
Enterprise Partners III, LLP                                          0
Gerritson, Peter                                                 16,995
Ko, Stephen Chris                                                   438
Krumholz, Andrew                                                    664
Liberman, Mark                                                      500
Lord, Tricia                                                        456
Mahoney, Michael                                                 32,633
Mariani, David                                                   67,717
Mellon Ventures, Inc.                                           109,255
Michel, John                                                        265
Oasis Direct Venture #9                                          10,724
O'Keefe, Kevin                                                        0
Oldfield, Nick                                                      348
Rasmussen, Richard                                                  118
SBIC Partners II, LP                                             42,778
Silicon Valley Bank                                                   0
Smart Technology Ventures II, LLC                                10,724
Stanislawski, Edward                                                889
Tekerlek, Alan                                                    1,502
Windy City Investments, LLC                                      21,449
Yates, Vernon                                                     2,009
                                                                --------
                  TOTAL                                         333,647
                                                                ========

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, California, on September 24, 2001.

                               DIGITAL IMPACT, INC.


                               By:    *
                                   -----------------------------------------
                                   William Park
                                   President, Chief Executive Officer and
                                   Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         DATE              SIGNATURE                                  TITLE
         ----              ---------                                  ------
September 24, 2001                  *                                 President, Chief Executive Officer and Chairman of
                           -----------------------------------------  the Board of Directors (Principal Executive
                           William Park                               Officer)

September 24, 2001                  *                                 Senior Vice President, Finance, Chief Financial
                           -----------------------------------------  Officer and Treasurer (Principal Financial
                           David Oppenheimer                          and Accounting Officer)

September 24, 2001                  *                                 Chief Technology Officer and Director
                           -----------------------------------------
                           Gerardo Capiel

September 24, 2001                  *                                 Director
                           -----------------------------------------
                           Ruthann Quindlen

September 24, 2001                  *                                 Director
                           -----------------------------------------
                           Warren Packard

September 24, 2001                  *                                 Director
                           -----------------------------------------
                           Michael Brown

*By: /s/ David Oppenheimer                                            September 24, 2001
      ---------------------------------------
      David Oppenheimer, Attorney-in-fact
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